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Brobeck Hale and Dorr             [LETTERHEAD APPEARS HERE]
International

Counsellors at Law
                                                               EXHIBIT 5.1



                                   July 16, 1996



Industri-Matematik International Corp.
Kungsgatan 12-14
Box 7733
103 95 Stockholm
Sweden

Dear Sirs:

     We have assisted in the preparation and the filing with the Securities and Exchange Commission of a Registration Statement on Form S-1, File No. 33-5495 (the "Registration Statement"), relating to the sale of up to 4,000,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Industri-Matematik International Corp., a Delaware corporation (the "Company").

     We have examined the Certificate of Incorporation and the By-laws of the Company and all amendments thereto, the Underwriting Agreement among the Company, Alex. Brown & Sons, UBS Securities, SoundView Financial Group, Inc., Martin Leimdorfer and Warburg, Pincus Investors, L.P., and have examined and relied upon the originals, or copies certified to our satisfaction, of such records of meetings of directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state "Blue Sky" and securities laws.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is duly organized and a validly existing corporation under the laws of the State of Delaware, with corporate powers adequate for the conduct of its business as described in the Registration Statement and the Prospectus constituting a part thereof.
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Industri-Matematik International Corp.
July 16, 1996
Page 2

     2. The Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Underwriting Agreement against payment therefor, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                              Very truly yours,


                                              /s/
                                                 ---------------------------
                                              BROBECK HALE AND DORR
                                              INTERNATIONAL